UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 27, 2024

NUVVE HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40296	86-1617000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2488 Historic Decatur Road, Ste 200	San Diego,	California	92106
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (619) 456-5161

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	NVVE	The Nasdaq Stock Market LLC
Warrants to Purchase Common Stock	NVVEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On August 27, 2024, Nuvve Holding Corp. (the “Company”) issued a convertible promissory note (each a “Note” and collectively, the “Notes”) to each of Poilasne Inc., an entity affiliated with Gregory Poilasne, the Chief Executive Officer and a director of the Company, and DMKT Ventures Corp., an entity affiliated with David Robson, the Chief Financial Officer of the Company (collectively, the “Holders”). Each Note was issued with an original principal amount of $250,000 (the “Principal Amount”). The Principal Amount of each Note includes an original issue discount of $12,500, or 5%. In exchange for the Notes, each Holder paid a purchase price of $237,500 (the “Non-OID Principal Amount”) in cash to the Company, for aggregate gross proceeds to the Company of $475,000.

The Notes will accrue interest at a rate of 10.5% per annum, subject to an increase to 12.5% upon the occurrence of an Event of Default (as that term is defined in the Notes), and have a maturity date of October 31, 2024 (the “Maturity Date”). Pursuant to the Notes, all accrued and unpaid interest and principal amount are payable in cash on the Maturity Date. If the Company consummates a Change of Control (as such term is defined in the Notes), the outstanding balance of the Notes plus any unpaid accrued interest will become immediately due and payable.

The Company may prepay all or any portion of the outstanding principal and unpaid accrued interest under the Notes without penalty at any time prior to the Maturity Date. Further, the Company may elect to prepay the Notes in full at any time on or prior to September 30, 2024 (the “Early Prepayment Date”) at the Non-OID Principal Amount plus any unpaid accrued interest thereon. In the event of such prepayment on or prior to the Early Prepayment Date, the amount owed by the Company to such Holder will equal the sum of (i) the outstanding Non-OID Principal Amount of such Note, and (ii) any unpaid accrued interest on the Non-OID Principal Amount.

Upon the occurrence of an Event of Default, each Holder may at its option require all principal and unpaid accrued interest become immediately due and payable in full. Further, at any time after the occurrence of an Event of Default, each Holder may convert any outstanding principal and unpaid accrued interest under the Note into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), at a conversion price per share of $0.492.

The Notes provide that, in the event currently outstanding security interests granted by the Company and its subsidiaries to certain lenders (the “Existing Security Interests”) are released at any time during which the Notes are outstanding, the Company shall grant the Holders a security interest in substantially all of the Company’s assets. To the extent the Existing Security Interests are not released prior to the Maturity Date or earlier termination of the Notes, the Notes will remain unsecured.

The foregoing description of the Notes is not complete and is qualified in its entirety by reference to the full text of the Notes, a copy of the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Notes was and, upon any conversion of the Notes, the issuances of any conversion shares of Common Stock issued thereunder will be, exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1	Form of Convertible Promissory Note dated August 27, 2024
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2024

NUVVE HOLDING CORP.

By:	/s/ Gregory Poilasne
Gregory Poilasne
Chief Executive Officer
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